UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 31, 2018

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(346) 241-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Indenture

On July 31, 2018, American Midstream Partners, LP (“AMID”) completed its previously announced sale (the “Transaction”) of the Capital Stock of American Midstream Terminaling, LLC, (“AMID Terminaling”), Blackwater Midstream Corp., (“Blackwater Midstream”), Blackwater Georgia, L.L.C., (“Blackwater Georgia”), Blackwater Harvey, LLC, (“Blackwater Harvey”), and Blackwater New Orleans, L.L.C., (“Blackwater Westwego” and, together with AMID Terminaling, Blackwater Midstream, Blackwater Georgia, and Blackwater Harvey, the “Marine Products Terminals”), to IIF Blackwater Holdings, LLC (the “Buyer”), an indirect subsidiary of institutional investors advised by J.P. Morgan Asset Management, for net cash proceeds received at closing of approximately $202.9 million, pursuant to that certain Equity Purchase Agreement, dated June 16, 2018, by and among Blackwater Investments, Inc., American Midstream LLC, both wholly-owned subsidiaries of AMID, and the Buyer (the “Purchase Agreement”).

In connection with the completion of the Transaction, on July 31, 2018, AMID, American Midstream Finance Corporation, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee, entered into a supplemental indenture (the “Fourth Supplemental Indenture”) to the base indenture, dated as of December 28, 2016, as amended and supplemented to date (the “Indenture”). Pursuant to the Fourth Supplemental Indenture, each of AMID Terminaling, Blackwater Midstream Corp., Blackwater Georgia, L.L.C., Blackwater Harvey, LLC, and Blackwater New Orleans, L.L.C. was released as a party to and as a Guarantor under the Indenture.

The foregoing description of the Fourth Supplemental Indenture is not complete and is qualified in its entirety by reference to the full and complete terms of the Fourth Supplemental Indenture, which is attached to this Current Report on Form 8-K as Exhibit 4.1.

Item 1.02	Termination of a Material Definitive Agreement.

On August 1, 2018, DKGP Energy Terminals LLC (“DKGP Energy”) provided notice of termination of the Membership Interest Purchase Agreement, dated as of February 15, 2018, by and among DKGP Energy, and AMID Merger LP, a wholly-owned, indirect subsidiary of American Midstream Partners, LP.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The description of the completion of the Transaction pursuant to the Purchase Agreement included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Unaudited pro forma condensed consolidated financial information of AMID giving effect to the Transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The unaudited pro forma condensed consolidated information reflects the sale of the Marine Products Terminals.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Balance Sheet of AMID as of March 31, 2018, Unaudited Pro Forma Condensed Consolidated Statements of Operations of AMID for the three months ended March 31, 2018 and year ended December 31, 2017 and supplemental information, are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

4.1	Fourth Supplemental Indenture, dated as of July 31, 2018 by and among American Midstream Partners, LP, American Midstream Finance Corporation, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet of AMID as of March 31, 2018, and Unaudited Pro Forma Condensed Consolidated Statements of Operations of AMID for the three months ended March 31, 2018 and year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 6, 2018	AMERICAN MIDSTREAM PARTNERS, LP

	By:	AMERICAN MIDSTREAM GP, LLC its General Partner

		By:	/s/ Eric Kalamaras
			Name:	Eric Kalamaras
			Title:	Senior Vice President and Chief Financial Officer